Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan of our report dated March 15, 2016, with respect to the consolidated financial statements of Dawson Geophysical Company included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Dallas, Texas

July 15, 2016